For the six month period ended (a) August 31, 2003
File number: 811-3712

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		110,513,384		2,086,870
		Robert F. Gunia		110,541,849		2,058,405
		Robert E. La Blanc		110,505,722		2,094,532
		Douglas H. McCorkindale	110,522,843		2,077,411
		Stephen P. Munn		110,527,657		2,072,597
		Richard A. Redeker		110,553,877		2,046,377
		Judy A. Rice			110,533,796		2,066,458
		Robin B. Smith		110,527,998		2,072,256
		Stephen Stoneburn		110,552,458		2,047,796
		Clay T. Whitehead		110,536,342		2,063,912

2)**	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		58,451,546		7,840,548		3,233,251

3)*	To Permit an amendment to the Management Contract Between PI and the Company.

		For			Against		Abstain
	106,337,936		3,809,559		2,452,759

4a)**	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	61,396,112		5,007,122		3,122,111

4b)**	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	59,743,954		6,336,781		3,444,610

4c)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	60,678,122		5,422,150		3,425,072

4d)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	60,158,750		5,930,653		3,435,942

4e)**	To approve changes to fundamental investment restrictions or policies, relating to:  fund concentration.

		For			Against		Abstain
	61,135,866		5,064,570		3,324,889

4f)**	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		59,966,388		6,147,279		3,411,678

4g)**	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	60,395,674		5,828,157		3,301,514

5)***	To approve amendments to the Company?s Articles of Incorporation.

		For			Against		Abstain
	79,695,993		4,916,668		4,409,891

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Approved at the September 12, 2003 meeting.